                                                                    Exhibit 10.4

                                                                  CONFORMED COPY

                    THE DERBY CYCLE CORPORATION AND OTHERS
                        as Borrowers and/or Guarantors

                              CHASE MANHATTAN plc
                                  as Arranger

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Banks

                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Facility Agent

                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Security Agent

                    ______________________________________

                           THIRD AMENDMENT AGREEMENT
                                  relating to
                    a facility agreement dated 12 May 1998

                    ______________________________________

                                   CONTENTS

1. Interpretation.........................................................  1

2. Amendments.............................................................  1

3. General................................................................  1

SCHEDULE 1................................................................  3

  The Borrowers...........................................................  3

SCHEDULE 2................................................................  4

  The Guarantors..........................................................  4

SCHEDULE 3................................................................  6

  The Banks...............................................................  6

SCHEDULE 4................................................................  7

  Further Amendments to the Facility Agreement............................  7

THIS AMENDMENT AGREEMENT is made on the 31 day of August 1999

BETWEEN:

(1) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 1 (the "Borrowers");

(2) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 2 (the "Guarantors");

(3)  CHASE MANHATTAN plc (the "Arranger");

(4)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Facility Agent");

(5)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Security Agent"); and

(6)  THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE 3 (the "Banks").

WHEREAS:

(A) By a facility agreement dated 12 May 1998 as amended and restated pursuant to an amendment and restatement agreement dated 3 February 1999 and as further amended pursuant to an amendment agreement dated 30 April 1999 and as further amended by the terms of this Amendment Agreement (collectively the "Facility Agreement") entered into between the parties hereto, the Banks have agreed to make certain credit facilities available to the Borrowers.

(B) The Parties hereto, with effect from the date hereof, have agreed to amend the Facility Agreement in the manner set out in Schedule 4.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

     Unless the context otherwise requires, words and expressions defined in the Facility Agreement shall have the same meaning herein.

2.   Amendments

     Each of the parties agrees that, as from the date of this Agreement, the amendments referred to at Schedule 4 shall become effective (subject to the provisions of Clause 3.9).

3.   General

     3.1 The Facility Agreement and this Agreement shall be read and construed as a single document.

     3.2 References in the Facility Agreement to the Facility Agreement howsoever characterised shall with effect from the date hereof be references to the Facility Agreement as amended by this Agreement.

     3.3 On the date hereof, the Obligors represent and warrant that no Event of Default or Potential Event of Default (save in respect of the Potential Event of Default resulting from the potential breach of some of the financial covenants for the period ending 31

          March 2000 as more particularly set out in the Information Memorandum dated 4 August 1999 but subject always to the provisions of Clause 310 hereof) has occurred which has not been remedied or otherwise waived by the Banks and no Event of Default or Potential Event of Default would occur as a result of the Obligors entering into this Agreement.

     3.4 The Company shall reimburse the Agents and the Banks for reasonable costs and expenses (including reasonable legal fees) incurred by them and their professional advisers in connection with the negotiation, preparation and execution of this Agreement and any related documentation.

     3.5 Upon execution of this Agreement the Company shall pay an amendment fee of US$10,000 (the "Amendment Fee") to each of the Banks in consideration of the Banks entering into this Agreement.

     3.6 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered together shall constitute one and the same instrument.

     3.7 The Facility Agreement shall continue in full force and effect as amended by this Agreement and, for the avoidance of doubt, each of the Guarantors reaffirms the Guarantee contained in Clause 23 of the Facility Agreement and agrees that such Guarantee continues in full force and effect notwithstanding this Agreement.

     3.8 Nothing contained herein, including the matters set out in Clause 33 hereof, shall constitute a waiver of any Event of Default or Potential Event of Default and the Banks expressly reserve all or any rights and remedies they may have in relation to the same.

     3.9 The Company shall procure within 30 days of the date of this Agreement that it delivers to the Facility Agent a copy of the resolutions of the members of each Obligor certified by an Authorised Signatory (or appropriately authorised person of such Obligor) ratifying, approving, and confirming the execution and delivery of this Agreement by the Company as Obligors' Agent and any other communication or documents delivered by or on behalf of each Obligor in connection herewith.

     3.10 This Agreement shall be governed by and construed in accordance with English law.

     3.11 Clause 38 (Jurisdiction) of the Facility Agreement shall be deemed to apply as if it had been set out in full in this Agreement.

                                   SCHEDULE 1

                                 The Borrowers

Raleigh Industries Limited

Sturmey-Archer Limited

Derby Holding (Deutschland) GmbH

Koninklijke Gazelle BV

The Derby Cycle Corporation

Raleigh Industries of Canada Limited

Raleigh Europe B.V.

Raleigh B.V.

Englebert Wiener Bike Parts GmbH

Winora-Staiger GmbH

Derby Holding Limited

Raleigh Fahrrader GmbH

Derby Cycle Werke GmbH

Raleigh International Limited

Curragh Finance Company

Raleigh Ireland Limited

                                   SCHEDULE 2

                                 The Guarantors

Derby Holding Limited

Raleigh Industries Limited

Raleigh International Limited

Sturmey-Archer Limited

Raleigh Industries of Canada Limited

The Derby Cycle Corporation

Raleigh BV

Raleigh Europe BV

Koninklijke Gazelle BV

Derby Nederland BV

Derby Holding BV

Sturmey-Archer Europa BV

Lyon Investments BV

Derby Holding (Deutschland) GmbH

Raleigh Fahrrader GmbH

NW Sportgerate GmbH

Derby Cycle Werke GmbH

Englebert Wiener Bike Parts GmbH

Univega Worldwide Licence GmbH

Univega Beteiligungen GmbH

Univega Bikes & Sports Europe GmbH

Derby Fahrrader GmbH

Derby WS Vermogenswerwaltungs GmbH

Winora-Staiger GmbH

Curragh Finance Company

Raleigh Ireland Limited

InterDerby Group Finance N.V.

The British Cycle Corporation Limited

BSA Cycles Limited

Triumph Cycle Co. Limited

Raleigh (Services) Limited

Derby Sweden AB

                                   SCHEDULE 3

                                   The Banks

Name

The Chase Manhattan Bank

ABN Amro Bank N.V.

Bank of Scotland

BHF - Bank AG

Dresdner Bank AG, New York and Grand Cayman
Branches

Lloyds TSB Bank Plc

Midland Bank plc

Scotia Bank Europe plc

The Bank of Nova Scotia

The Sumitomo Bank, Limited

Banque Nationale de Paris

San Paolo IMI SPA

Kredietbank (Nederland) N.V.

Oldenburgische Landesbank AG

The Governor and Company of the Bank of Ireland

The Industrial Bank of Japan, Limited

                                  SCHEDULE 4

                 Further Amendments to the Facility Agreement

1. The definition of "Consolidated Adjusted EBITDA" at Clause 1.2 of the Facility Agreement shall be deleted and replaced with the following:

     "Consolidated Adjusted EBITDA" means for any period comprising an annual Accounting Period of the Company or four consecutive quarterly Accounting Periods of the Company (taken together as one period) means the operating income of the Group for such period:

     before taking into account all Extraordinary Items (whether positive or negative) and one-off expenses not exceeding, in aggregate, $2,900,000 insured in the Annual Accounting Period ending 31 December 1997 and in aggregate $9,600,000 incurred in the annual Accounting Period ending 31 December 1999 as detailed in the Information Memorandum dated 4 August 1999;

     before taking into account any Transaction Costs required to be expensed through the income statement up to a maximum aggregate amount of $6,200,000 in the annual Accounting Period ending 31 December 1998 whether an Extraordinary Item or otherwise and any one-off payments of premia or otherwise made by any Group Member in connection with Hedging Protection Agreements entered into in accordance with the Approved Hedging Programme within 30 days of the date of this Agreement;

     before taking into account to the extent deducted from operating income any amounts expended that relate solely to Year 2000 Expenditure to the extent that such expenditure, when aggregated with any other Year 2000 Expenditure incurred since the date of this Agreement and prior to 31 December 1999 does not exceed $2,700,000 (or the equivalent in other currencies);

     before deducting income tax expense;

     before deducting charges to depreciation and amortisation excluding amortisation attributable to a prepaid cash item arising in the ordinary course of business, the amortisation of any goodwill and amortisation of Transaction Costs in an amount not exceeding $8,800,000 in aggregate in all Accounting Periods post Closing;

     before deducting Interest (whether accrued, paid, deferred or capitalised) as an obligation of any Group Member or Interest accrued in favour of, or paid to, any Group Member;

     after deducting (to the extent otherwise included in operating income) any gain over book value arising in favour of the Group on the sale, lease or other disposal of any fixed or intangible asset during such period and any gain arising on any revaluation of any fixed or tangible asset during such period;

     after adding back (to the extent otherwise deducted in operating income) any loss against book value incurred by the Group on the sale, lease or other disposal of any fixed or intangible asset during such period and any loss arising on any revaluation of any fixed or intangible assets during such period;

     after deducting (to the extent otherwise included) the amount of retained profit (or adding back the retained loss) of any Group Member (other than the Company) which is attributable to the interest of any shareholder of or, as the case may be, partner in such Group Member which is not a Group Member other than the amount of retained profit or the amount of the retained loss of RIC which is attributable to such non-Group Member's interest in RIC Preference Shares for so long as such shares may be exchanged solely for B Common Stock of the Company and carry no rights greater than as at the date of this Agreement and RIC is prohibited from redeeming such RIC Preference Shares pursuant to the provisions of this Agreement;

     after deducting items which have not, or are not due to be paid in cash, including any amortisation, credit, income or provision release (where such provision was not originally increased by reducing operating income) or other credit where cash was received in an earlier period. For the avoidance of doubt, any income related to the defined benefit pensions plans of the Group recognised in accordance with FAS 87 and FAS 132 shall be deducted when calculating Consolidated Adjusted EBITDA and any unrealised income or loss in respect of the change in the mark to market value of foreign exchange contracts recognised in accordance with FAS 52 and FAS 133 where such contracts are in accordance with the Approved Hedging Programme, shall not be included when calculating Consolidated Adjusted EBITDA;

     and for the purposes of the foregoing no item shall be effectively taken into account more than once in this calculation and all items shall be determined on a consolidated basis and subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as determined from the consolidated Financial Accounts of the Group for such annual Accounting Period or for the quarterly Accounting Periods falling within such period or, to the extent that such period, or part thereof, relates to the period prior to Closing, from the Pre-Closing Accounts relating to such period;

2. The financial undertakings listed in Clause 20 (Financial Undertakings) shall be amended as follows:-

     2.1 The ratios specified in Column 2 of the table in Clause 20.2(a) (Interest Cover) for the following Accounting Periods ending on the Accounting Dates specified below only shall be deleted and replaced with the following:

           Accounting Date                         Ratio

           26 September 1999                       1.10 :  1

           31 December 1999                        1.40 :  1

     2.2 The amounts specified in Column 2 of the table in Clause 20.2(b) (Consolidated Net Worth) for the following Accounting Periods only shall be deleted and replaced with the following:

           Period                                  Consolidated Net Worth ($)

           28 June 1999 - 26 September 1999        103,000,000

           27 September 1999 - 31 December 1999    103,000,000

           1 January 2000 - 31 January 2000        101,000,000

           1 February 2000 - 2 April 2000          110,000,000

     2.3 The amounts specified in Column 2 of the table in Clause 20.2(d) (Consolidated Adjusted EBITDA) for the following periods ending on the Accounting Dates set out below only shall be deleted and replaced with the following:

             Accounting Date                         Amount ($)

             27 September 1999                       21,000,000

             31 December 1999                        27,500,000

     2.4 The Accounting Periods set out in Column 1 of the table in Clause 20.2(g) (Aggregate Group Financial Indebtedness) for the following periods only shall be deleted and replaced with the following:

             Column 1                                Column 2 ($)

             28 June 1999 to (and including)
             26 September 1999                        50,000,000

             27 September 1999 to (and including)
             31 December 1999                         75,000,000

3. The parties agree that the sub-limit of $2,750,000 referred to at Clause 19.5(c)(iii) (as amended) of the Facility Agreement shall be increased to $3,750,000 so that the revised sub-clause shall read:

     "(iii) (in addition to paragraphs (i) and (ii) Financial Indebtedness in an aggregate principal amount) for the Group as a whole not exceeding $3,750,000 (or the equivalent in other currencies) at any time where the aggregate of all Financial Indebtedness in excess of $250,000 are loans by the Company for the purchase by management of shares in the Company and provided that such sub-limit shall be reduced by the amount by which loans made by the Company to management to enable the purchase of shares in the Company are repaid in cash. For the avoidance of doubt the aggregate of all loans in cash to any person may not exceed $250,000."

5. With effect from the first Drawdown Date following the date of this Amendment Agreement, the definition of "Margin" at Clause 1.1 of the Facility Agreement shall be amended as follows:

     "Margin" means two and one half per cent (2.50%) per annum at all times prior to the first anniversary of this Agreement and at all times thereafter save that, in relation to any time after the first anniversary of this Agreement, if any consolidated Financial Accounts of the Group delivered to the Facility Agent pursuant to Clause 19.1(a)(i) for an annual Accounting Period or Clause 19.1(a)(ii) for a quarterly Accounting Period, disclose that:

     (a) Consolidated Adjusted EBITDA calculated on a Rolling 4 Quarterly basis is more than $40,000,000 and the ratio of Consolidated Adjusted EBITDA to Consolidated Net Interest Payable calculated on a Rolling 4 Quarterly basis is greater than 2:00:1, the Margin shall be two per cent (2.00%) per annum.

     Sub-clauses (a), (b) and (c) shall be renumbered as (b), (c) and (d) respectively.

6. Clause 26.2 (Utilisation Fee) shall be deleted and replaced by the following:-

     "Save at any time where the applicable Margin is 2.50% per annum in which case no such utilisation fee will be payable, the Company will pay (or will procure that there is paid) to the Facility Agent for distribution among the Banks pro rata to the aggregate of their respective Revolving Commitments in respect of each Utilisation Period (as defined below) a utilisation fee calculated at the rate per annum determined pursuant to Clause 26.3 on an amount equal to the sum of the average daily Deutschmark Amount of the Ancillary Facilities during such Utilisation Period and the average daily utilisation of the Revolving Facility and the Standby L/C Facility during such Utilisation Period (without double counting)."

THE DERBY CYCLE CORPORATION                     )
For itself and on behalf of each of the         )
Borrowers and Guarantors as Obligors' Agent     )

By: FRANK AGAR - Vice-President

CHASE MANHATTAN INTERNATIONAL                   )
LIMITED for itself and as the Facility          )
Agent and Security Agent and for and on behalf  )
of the Arranger and each of the Banks (other    )
than Lloyds TSB Bank Plc, Scotia Bank Europe    )
plc and The Bank of Nova Scotia)                )

By: C ASKHAM

LLOYDS TSB BANK PLC

By: D J MILWARD

SCOTIA BANK EUROPE PLC

By: DAVID SPARKES

THE BANK OF NOVA SCOTIA

By: ROGER KEAN